Exhibit 10.17

AMENDMENT NO. 2 TO

SENIOR SECURED CONVERTIBLE NOTE

This AMENDMENT NO. 2 TO SENIOR SECURED CONVERTIBLE NOTE (this “Amendment”) dated as of December 4, 2012 (the “Effective Date”) is entered into by OSL Holdings Inc., a Nevada corporation (formerly Red Rock Pictures Holdings, Inc.) (the “Company”).

Recitals

WHEREAS, the Company and Emerald Asset Advisors, LLC, a Delaware company “Emerald”) entered into a Senior Secured Convertible Note, dated December 28, 2008 (the “Senior Secured Convertible Note”), in the original principal amount (the “Original Principal Amount”) of $100,000 in favor of Emerald;

WHEREAS, pursuant an Agreement, dated September 19, 2011, by and between Emerald and The Exchange LLC, a Nevada limited liability company, (the “Exchange LLC”), Emerald assigned the Senior Secured Convertible Note to the Exchange LLC;

WHEREAS, the Company and Exchange LLC entered into Amendment No. 1 to the Senior Secured Convertible Note dated October 12, 2011 (“Amendment No. 1”);

WHEREAS, the Maturity Date of the Senior Secured Convertible Note was October 5, 2012 and as of the date hereof the Original Principal Amount and all accrued interest remains outstanding;

WHEREAS, the Company intends to complete a 1,000 to 1 reverse stock split of its Common Stock;

WHEREAS, in consideration of Holder’s extension of the Maturity Date from October 5, 2012 to October 5, 2013, the Company has agreed to amend the Conversion Price to provide that it remain at $0.001 and not be adjusted in any manner in the event of any combination or reverse stock split of the Company’s common stock; and

WHEREAS, the parties desire that, the Senior Secured Convertible Note be amended to provide that the Conversion Price be remain at $0.001 and shall not be adjusted in any manner in the event of any combination or reverse stock split of the Company’s common stock; and

NOW, THEREFORE, in consideration of the foregoing consideration, the receipt and sufficiency of which is acknowledged, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.   Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Senior Secured Convertible Note and Amendment No. 1.

Section 2.            Amendment to Senior Secured Convertible Note.

(a)           The second sentence of Section (1) “Payment of Principal” of the Senior Secured Convertible Note and Amendment No. 1 is hereby amended and restated in its entirety as follows:

 “(ii)        “The “Maturity Date” shall be October 5, 2013, as may be extended at the option of the Holder in its sole discretion.”

(b)           Section (3)(b)(ii) of the Senior Secured Convertible Note and Amendment No. 1 is hereby amended and restated in its entirety as follows:

 “(ii)        “Conversion Price”   means, as of any Conversion Date (as defined below) or other date of determination, $0.001, and notwithstanding any other language contained in the Senior Secured Convertible Note, the Conversion Price shall not be subject to any adjustment (and shall at all times remain at $0.001) in the event the Company completes any combination or reverse stock split of its common stock.”

(c)           Section __ of the Senior Secured Convertible Note is hereby amended and restated in its entirety as follows:

“Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will remain the same as before such combination.”

Section 3.   Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Senior Secured Convertible Note and Amendment No. 1, are, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Senior Secured Convertible Note to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Senior Secured Convertible Note as amended by  Amendment No. 1 and this Amendment No. 2.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Senior Secured Convertible Note and this Amendment No. 2, the provisions of this Amendment No. 2 shall control and be binding.

Section 4.            Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to Senior Secured Convertible Note to be approved by all required corporate actions and to be executed as of the date first written above by its officer thereunto duly authorized by the Board of Directors of the Company.

OSL HOLDINGS INC.

By:	/s/
Name:	Eric Kotch
Title:	Chief Financial Officer, Treasurer and Secretary

Acknowledged and Accepted as of
the date first written above:

THE EXCHANGE LLC

By:	/s/
Name:	Peter Schur
Title:	Member / President

[Signature Page to the Amendment No. 2]